EXHIBIT 10.37.1

February 8, 2000

James Bursey
c/o JetForm Corporation
Ottawa, Ontario
K1S 5K2

Re:   Employment Agreement Addendum

     We are pleased to confirm the special terms and conditions of the employment of James Bursey ("you or the "Executive") with JetForm Corporation (the "Corporation") which have been specifically designed to acknowledge your continuing contribution to the Corporation during this interim period while we search for a permanent Chief Executive Officer.

Article I - Special Employment Terms

1.1 Notwithstanding any of the other terms and conditions of your contract of employment dated May 8, 1995 (the "Employment Agreement") it is agreed that you will continue your employment with the Corporation to October 31, 2000 (the "Interim Period").

1.2 During the Interim Period you shall continue to perform your duties and responsibilities to the Corporation to the best of your abilities and shall devote your full time to these duties and responsibilities.

1.4 Provided you continue your employment with the Corporation to October 31, 2000 and in the Interim Period continue to perform your duties in a proper and workmanlike manner, your employment shall terminate effective October 31, 2000. Upon such termination, you shall be entitled to receive from the Corporation the notice, severance and other benefits as set out in the Employment Agreement as if the Corporation had provided you with notice of termination in accordance with Article 3.1(d) of the Employment Agreement.

1.5 "Annual Salary" as defined in Article 1.3(a) and as used in elsewhere in the Employment Agreement, and most particularly as used in Article 3.2, shall be deemed to include the $50,000 Annual Incentive referred to in your contract of employment dated April 11, 1995 which is paid to you in equal pro-rated amounts with each regular pay.

1.6 In all other respects, the terms and conditions of the Employment Agreement continue to be binding upon both you and the Corporation.

                                  ************

     If you are in agreement with the foregoing terms and conditions, kindly execute below where indicated and return one fully executed copy of this Agreement to the attention of Human Resources, JetForm Corporation, 560 Rochester Street, Ottawa, Ontario K1S 5K2


                           Yours very truly,

                           JETFORM CORPORATION

                           Per:
                               ---------------------------
                               Authorized Officer

          Accepted and agreed this ________ day of _____________, 2000

                           ------------------------------
                           JAMES BURSEY